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                                                                      EXHIBIT 5

                                 March 31, 2000

American Management Systems, Incorporated
4050 Legato Road
Fairfax, Virginia 22033

     Ladies and Gentlemen:

     We have acted as counsel to American Management Systems, Incorporated (the "Company"), a Delaware corporation, in connection with the registration of 20,000 shares (the "Shares") of Common Stock, $0.01 par value per share, of the Company pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") relating to the Company's 1999 Contractor Stock Option Plan (the "Plan").

     Based upon examination and review of (i) the Second Restated Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) the resolutions of the Board of Directors of the Company dated December 3, 1999, and (iv) the Plan, we are of the opinion that the Shares have been duly authorized for issuance by the Company, and that upon issuance and delivery in accordance with the Plan referred to in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     Our opinions stated in this letter are based on the published compilations of the General Corporation Law of the State of Delaware, applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting each, in effect on the date of this letter. The opinions expressed in this letter are limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                              Very truly yours,


                                                               /s/ SHAW PITTMAN

                                                                   SHAW PITTMAN

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